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          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report on the combined financial statements of Deer Creek Partners, L.P. and Murat Centre, L.P. dated September 29, 1997 (and to all references to our Firm) included in or made a part of this registration statement on Form S-1.

                                   /s/ Arthur Andersen LLP
                                   ARTHUR ANDERSEN LLP


Indianapolis, Indiana,
January 28, 1998.


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                            ARTHUR ANDERSEN LLP




          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report on the combined financial statements of Connecticut Performing Arts, Inc. and Connecticut Performing Arts Partners dated March 21, 1997 (and to all references to our Firm) included in or made a part of this registration statement on Form S-1.

                                   /s/ Arthur Andersen LLP
                                   ARTHUR ANDERSEN LLP


Hartford, Connecticut
January 28, 1998